Exhibit 99.1

Contact:
Investors:	Media:
Traci McCarty	Marni Kottle
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 455-7558	(650) 374-2803

BioMarin Reports Second Quarter 2026 Financial and Operating Results
Second Quarter 2026 Total Revenues Increased 20% Year-over-year to $990 million
Stronger Growth Expectations Drive Increased Guidance for Full-year 2026 Total Revenues, VOXZOGO®, and Non-GAAP Diluted Earnings Per Share (EPS)
Addition of GALAFOLD® and POMBILITI® + OPFOLDA®, with Cost Synergies, Expected to Accelerate Revenue Growth, Non-GAAP Diluted EPS Accretion, Non-GAAP Operating Margin Expansion, and Operating Cash Flow through the Mid-2030s
Conference Call and Webcast Scheduled Today at 4:30 p.m. ET

SAN RAFAEL, Calif., August 6, 2026 – BioMarin Pharmaceutical Inc. (NASDAQ: BMRN) today announced financial results for the second quarter ended June 30, 2026.
"This quarter, we executed strongly across our portfolio while rapidly integrating Amicus into BioMarin's operations and advancing plans to accelerate growth for GALAFOLD and POMBILITI + OPFOLDA, and extending the benefit of these medicines to more patients worldwide," said Alexander Hardy, President and Chief Executive Officer of BioMarin. “Strong global demand led us to increase full-year VOXZOGO revenue guidance to at least $1 billion in 2026. Adding to this momentum is the opportunity to advance our second potential indication with VOXZOGO, hypochondroplasia, based on recent pivotal data that exceeded our expectations.” Mr. Hardy added, “With our larger, more diversified commercial portfolio of innovative medicines, we are positioned to deliver additional growth and increased profitability. We expect strong execution through the remainder of 2026, bringing together our expanded portfolio, scale and disciplined integration efforts to reach more patients living with serious genetic conditions around the world.”
2026 Business and Pipeline Highlights
Innovation
•BioMarin recently submitted its supplemental New Drug Application (sNDA) to the U.S. Food and Drug Administration (FDA) for the approval of VOXZOGO for the treatment of hypochondroplasia. If approved, VOXZOGO would be the first targeted therapy for the treatment of hypochondroplasia, with a potential 2027 launch. The company plans to provide an update on the application status as part of its third quarter earnings update.

•In May, the company announced that the Phase 3 CANOPY-HCH-3 study of VOXZOGO in children with hypochondroplasia met its primary endpoint, with a statistically significant increase in annualized growth velocity (AGV) at week 52 versus placebo (LS mean difference +2.33 cm/yr, p<0.0001), along with significant improvements in standing height, height Z-score, and the key secondary endpoint of arm span. The full Phase 3 dataset will be shared in a late-breaking oral presentation at the European Society for Paediatric Endocrinology Annual Meeting in September.
•In June, at the Endocrine Society Annual Meeting (ENDO 2026), a Phase 2 investigator-sponsored three-year extension study of VOXZOGO in 13 children with hypochondroplasia showed sustained improvements in growth with a favorable safety profile. Mean AGV increased from 4.27 cm/year at baseline to 7.24 cm/year at year one (p<0.001) and remained above baseline through year three, with mean height standard deviation score (SDS) improving 0.72 over the three years.
•Also at ENDO 2026, the company presented Phase 1 data for BMN 333, BioMarin's long-acting C-type natriuretic peptide (CNP) for achondroplasia. In a single-ascending-dose study in healthy adults, BMN 333 demonstrated sustained exposure supporting weekly dosing and was well tolerated, with free CNP exposure at the highest dose more than 13-fold that of another long-acting CNP agent, reflecting its potential to become a new standard of care in achondroplasia. The Phase 2/3 study is enrolling, with a data update expected in 2027.
•In July, BioMarin announced that the FDA accepted its sNDA for full approval of VOXZOGO in children with achondroplasia, with a Prescription Drug User Fee Act (PDUFA) target action date of February 28, 2027.
•In the second quarter, the European Commission approved PALYNZIQ® for adolescents 12 years and older with phenylketonuria (PKU). PALYNZIQ is the only therapy that enables people with PKU to reach physiologic Phe levels while reducing dietary restrictions, regardless of severity.
•During the quarter, BioMarin added BMN 820 (formerly DMX-200) to its portfolio, a first-in-class oral CCR2 inhibitor for focal segmental glomerulosclerosis (FSGS) for which BioMarin holds exclusive U.S. commercialization rights. BMN 820 has the potential to treat a broad FSGS population, regardless of nephrotic syndrome status, and represents a U.S. total addressable patient population of approximately 30,000. The Phase 3 ACTION 3 trial is ongoing, with pivotal data expected in 2028.
•BMN 351, BioMarin's Phase 1/2 candidate for Duchenne muscular dystrophy, continued in development. The company expects to provide a program update by year-end.
•Following the pivotal ENERGY 3 trial results, previously announced in May, in which BMN 401 did not meet one of its two co-primary endpoints for the treatment of ENPP1 deficiency, BioMarin has now made the decision to discontinue development of BMN 401 across all indications.
•In July, BioMarin and the n-Lorem Foundation entered a collaboration and global exclusive license agreement to develop a first-in-disease antisense oligonucleotide (ASO) medicine for ReNU syndrome, a serious, rare neurodevelopmental condition with no approved targeted therapies. ReNU syndrome has an expected global population of approximately 100,000.
Growth
•BioMarin expects peak revenue for GALAFOLD to be approximately $1.4 billion by the mid-2030s and for POMBILITI + OPFOLDA to be approximately $1.2 billion by the mid-to-late-2030s. BioMarin expects these high growth therapies to benefit from its global scale and proven commercial capabilities.
•Metabolic Conditions (formerly Enzyme Therapies) revenue grew 25% Y/Y in the second quarter of 2026, driven by the additions of GALAFOLD and POMBILITI + OPFOLDA and continued strength from PALYNZIQ. The number of patients on therapy grew across all BioMarin-marketed therapies, both Y/Y and sequentially.
•Strong U.S. and global demand led to increased full-year 2026 VOXZOGO revenue guidance to a low end of $1 billion. The number of children being treated with VOXZOGO globally increased by more than 20% Y/Y in the second quarter. In the U.S., the majority of new patient starts were under two years of age, and the region drove approximately 25% of total VOXZOGO revenue during the quarter.

Value Commitment

•As part of the acquisition of Amicus, which closed on April 27, 2026, the company identified approximately $280 million of cost reductions on a GAAP basis, and approximately $220 million of cost reductions on a Non-GAAP basis, expected to be fully realized in 2028, representing an approximately 50% reduction from Amicus-reported 2025 GAAP and Non-GAAP operating expenses, respectively. Synergies reflect a reduction of Amicus’ legacy labor costs and external spend and are expected to be largely driven by general and administrative functions, with the large majority of sales and marketing capabilities retained to support continued commercial growth.
•GALAFOLD and POMBILITI + OPFOLDA, combined, are expected to reach over 60% Non-GAAP Operating Margin by 2030.
•The company is targeting gross leverage below 2.5 times by mid-year 2027, an acceleration by approximately one year of prior timeline guidance provided at deal announcement, supported by profitability growth of the combined company.
Second Quarter 2026 Financial Highlights
•Total Revenues for the second quarter of 2026 were $990 million, an increase of $165 million compared to the same period in 2025, primarily driven by revenues from GALAFOLD and POMBILITI + OPFOLDA, which were acquired from Amicus on April 27, 2026, as well as new patients initiating VOXZOGO therapy across all regions and growth in U.S. patients treated with PALYNZIQ. These increases were partially offset by lower VIMIZIM® revenue due to the timing of large government orders outside the U.S. and lower ALDURAZYME® sales volume due to the timing of order fulfillment to Sanofi.

•GAAP Net Income for the second quarter of 2026 decreased to $45 million compared to $241 million for the same period in 2025. The decrease was primarily driven by the acquisition of Amicus, including integration and restructuring costs, intangible asset amortization, interest expense from debt issued to finance a portion of the transaction, and amortization of inventory fair value step-up. Other drivers included higher sales and marketing spend to support newly acquired products and global expansion of VOXZOGO and higher Research and Development (R&D) spend related to BMN 401, which was acquired in the third quarter of 2025, partially offset by higher gross profit driven by revenue growth as described above.

•Non-GAAP Income for the second quarter of 2026 decreased to $236 million compared to $282 million for the same period in 2025. The decrease was primarily driven by higher interest expense, higher sales and marketing spend to support newly acquired products and global expansion of VOXZOGO, and higher R&D spend related to BMN 401, partially offset by higher gross profit driven by revenue growth as described above.

Financial Highlights (in millions of U.S. dollars, except per share data, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change

Total Revenues	$990	$825	20%	$1,756	$1,571	12%

Net Product Revenues by Product:
VOXZOGO	$253	$221	14%	$472	$435	9%

Metabolic Conditions:
VIMIZIM	$194	$215	(10)%	$405	$404	—%
NAGLAZYME®	135	129	5%	265	243	9%
PALYNZIQ	135	106	27%	225	199	13%
GALAFOLD	#N/A	#N/A	NM	#N/A	#N/A	NM
BRINEURA®	51	49	4%	98	89	10%
ALDURAZYME	44	56	(21)%	80	105	(24)%
POMBILITI + OPFOLDA	#N/A	#N/A	NM	#N/A	#N/A	NM
Total Metabolic Conditions Revenue	#N/A	#N/A	#N/A	#N/A	#N/A	#N/A

KUVAN®	$24	$27	(11)%	$48	$52	(8)%
ROCTAVIAN®(1)	$12	$9	33%	$14	$20	(30)%

GAAP Net Income	$45	$241	(81)%	$150	$426	(65)%
Non-GAAP Income (2)	$236	$282	(16)%	$385	$502	(23)%
GAAP Operating Margin % (3)	11.2%	33.5%		13.7%	31.9%
Non-GAAP Operating Margin % (2)	36.4%	39.9%		31.0%	37.9%
GAAP Diluted EPS	$0.23	$1.23	(81)%	$0.77	$2.19	(65)%
Non-GAAP Diluted EPS (2)	$1.20	$1.44	(17)%	$1.96	$2.57	(24)%
NM     Percentage change is not meaningful for products acquired from Amicus on April 27, 2026.
(1)     In 2026, the company announced that it will no longer market ROCTAVIAN.
(2)     Refer to Non-GAAP Information beginning on page 10 of this press release for definitions of Non-GAAP Income, Non-GAAP Operating Margin percentage and Non-GAAP Diluted EPS along with the related reconciliations to the comparable information reported under U.S. GAAP.
(3)     GAAP Operating Margin percentage is defined by the company as GAAP Income from Operations divided by Total Revenues.

Forward-Looking Non-GAAP Financial Information
BioMarin does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP reported financial measures because the company is unable to predict with reasonable certainty the financial impact of changes resulting from its strategic portfolio and business operating model reviews; potential future asset impairments; gains and losses on investments; and other unusual gains and losses without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. As such, any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

Updated 2026 Full-Year Financial Guidance (in millions, except EPS amounts)

•Total Revenues, VOXZOGO, and Non-GAAP Diluted EPS guidance raised, reflecting strong first-half 2026 performance and second-half 2026 revenue expectations for both Metabolic Conditions and VOXZOGO.
•Guidance reflects post-close contributions from Amicus beginning April 27, 2026.
•BioMarin will continue to include interest expense related to the Amicus financing in both GAAP and Non‑GAAP financial results. Based on current rates, interest expense associated with the financing is estimated at approximately $200 million on an annualized basis, with Term Loans and Senior Notes scheduled to mature after 2030.

Item	Provided on May 4, 2026			Updated August 6, 2026			Midpoint Growth (Y/Y)
Total Revenues	$3,825	to	$3,925	$3,875	to	$3,925	21%
Metabolic Conditions	$2,725	to	$2,775		Unchanged		31%
VOXZOGO	$975	to	$1,025	$1,000	to	$1,050	11%
Other Revenues(1)	$100	to	$125		Unchanged
Non-GAAP Diluted EPS (2)(3)(4)	$4.85	to	$5.05	$4.90	to	$5.10	59%

(1)    Other Revenues includes KUVAN, ROCTAVIAN, and royalties.
(2) Refer to Non-GAAP Information beginning on page 10 of this press release for definition of Non-GAAP Diluted EPS.
(3)    Non-GAAP Diluted EPS guidance assumes approximately 200 million Weighted-Average Diluted Shares Outstanding.
(4) Non-GAAP Diluted EPS guidance assumes a combined company tax rate of 22%.

BioMarin will host a conference call and webcast to discuss second quarter 2026 financial results today, Thursday, August 6, 2026, at 4:30 p.m. ET. This event can be accessed through this link or on the investor section of the BioMarin website at www.biomarin.com.

U.S./Canada Dial-in Number: 800-715-9871	Replay Dial-in Number: 800-770-2030
International Dial-in Number: 646-307-1963	Replay International Dial-in Number: 609-800-9909
Conference ID: 3551298	Conference ID: 3551298

About BioMarin
BioMarin is a leading, global rare disease biotechnology company focused on delivering medicines for people living with genetically defined conditions. Founded in 1997, the San Rafael, California-based company has a proven track record of innovation, with nine commercial therapies and a strong clinical and preclinical pipeline. Using a distinctive approach to drug discovery and development, BioMarin seeks to unleash the full potential of genetic science by pursuing category-defining medicines that have a profound impact on patients. To learn more, please visit www.biomarin.com.

Forward-Looking Statements
This press release and the associated conference call and webcast contain forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc. (BioMarin), including, without limitation, statements about: future financial performance, including the expectations of Total Revenues, Non-GAAP Diluted EPS, Non-GAAP Operating Margin, gross leverage, operating cash flow and revenue compound annual growth rate (CAGR) for, in certain instances, the full-year 2026, fourth quarter and second half of 2026, and future periods, and the underlying drivers of those results, such as the expected demand and continued growth of BioMarin’s Metabolic Conditions portfolio, including PALYNZIQ, and VOXZOGO, and the expected impact of the acquisition of Amicus Therapeutics, Inc. (Amicus); the anticipated benefits of the acquisition of Amicus, including the expected amount and timing of cost synergies as well as expected revenue from the addition of GALAFOLD and POMBILITI + OPFOLDA, including BioMarin’s plans and expectations to accelerate growth through mid-2030s; BioMarin’s plans for investment in innovation and future growth; the timing of orders for commercial products; plans and expectations regarding the development, commercialization and commercial prospects of BioMarin’s product candidates and commercial products, including the prospects and timing of actions relating to clinical studies and trials and product approvals, such as study initiations, study advancements, data readouts, submissions, filings, approvals, and label expansions; the expected benefits and availability of BioMarin’s commercial products and product candidates, including with respect to the potential new indication for VOXZOGO in hypochondroplasia; and potential growth opportunities and trends, including the assumptions and expectations regarding total addressable patient population (TAPP) with respect to the conditions targeted by BioMarin’s product candidates and commercial products.

These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: BioMarin’s success in the commercialization of its commercial products; BioMarin’s ability to realize the anticipated benefits of any acquisitions; BioMarin’s ability to accurately estimate future financial performance; impacts of macroeconomic and other external factors on BioMarin’s operations, regulatory uncertainty, the impact of new or increased tariffs, other trade protection measures, and escalating trade tensions; geopolitical instability, wars and military conflicts; results and timing of current and planned preclinical studies and clinical trials and the release of data from those trials; BioMarin’s ability to successfully manufacture its commercial products and product candidates; the content and timing of decisions by the U.S. Food and Drug Administration, the European Medicines Agency, the European Commission and other regulatory authorities concerning each of the described products and product candidates; the market for each of these products; BioMarin’s ability to meet product demand; actual sales of BioMarin’s commercial products; and those factors detailed in BioMarin's filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as such factors may be updated by any subsequent reports. Investors are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin®, VOXZOGO®, VIMIZIM®, NAGLAZYME®, PALYNZIQ®, BRINEURA®, KUVAN®, ROCTAVIAN®, GALAFOLD®, and POMBILITI® + OPFOLDA® are registered trademarks of BioMarin Pharmaceutical Inc., or its affiliates. ALDURAZYME® is a registered trademark of BioMarin/Genzyme LLC. All other brand names and service marks, trademarks and other trade names appearing in this release are the property of their respective owners.

BIOMARIN PHARMACEUTICAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three and Six Months Ended June 30, 2026 and 2025
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

REVENUES:
Net product revenues	$984,393	$812,982	$1,744,471	$1,547,626
Royalty and other revenues	5,315	12,428	11,445	22,929
Total revenues	989,708	825,410	1,755,916	1,570,555
OPERATING EXPENSES:
Cost of sales	202,795	150,090	397,794	301,648
Research and development	206,952	161,308	385,748	320,039
Selling, general and administrative	395,549	232,279	653,839	438,395
Intangible asset amortization	73,492	4,846	77,975	9,693
Total operating expenses	878,788	548,523	1,515,356	1,069,775
INCOME FROM OPERATIONS	110,920	276,887	240,560	500,780

Interest income	10,480	18,827	33,040	37,840
Interest expense	(63,295)	(2,679)	(78,253)	(5,542)
Other income, net	3,279	4,833	7,240	2,879
INCOME BEFORE INCOME TAXES	61,384	297,868	202,587	535,957
Provision for income taxes	16,622	57,336	52,298	109,739
NET INCOME	$44,762	$240,532	$150,289	$426,218
EARNINGS PER SHARE, BASIC	$0.23	$1.25	$0.78	$2.23
EARNINGS PER SHARE, DILUTED	$0.23	$1.23	$0.77	$2.19
Weighted average common shares outstanding, basic	193,423	191,907	192,959	191,440
Weighted average common shares outstanding, diluted	194,467	197,091	194,147	196,643

BIOMARIN PHARMACEUTICAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
June 30, 2026 and December 31, 2025
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$874,005	$1,311,679
Short-term investments	—	248,930
Accounts receivable, net	1,061,047	908,214
Inventory	1,782,524	1,298,883
Other current assets	254,047	185,784
Total current assets	3,971,623	3,953,490
Noncurrent assets:
Long-term investments	—	492,242
Property, plant and equipment, net	989,994	952,508
Intangible assets, net	4,879,367	213,837
Goodwill	655,745	196,199
Deferred tax assets	888,575	1,508,697
Other assets	338,138	277,049
Total assets	$11,723,442	$7,594,022
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,005,793	$759,031
Current portion of long-term debt, net	658,203	—
Total current liabilities	1,663,996	759,031
Noncurrent liabilities:
Long-term debt, net	3,527,939	597,176
Other long-term liabilities	209,815	150,816
Total liabilities	5,401,750	1,507,023
Stockholders’ equity:
Common stock, $0.001 par value: 500,000,000 shares authorized; 193,535,556 and 192,300,101 shares issued and outstanding, respectively	194	192
Additional paid-in capital	6,037,019	5,956,582
Company common stock held by the Nonqualified Deferred Compensation Plan	(11,233)	(10,508)
Accumulated other comprehensive income (loss)	(8,783)	(13,473)
Retained earnings	304,495	154,206
Total stockholders’ equity	6,321,692	6,086,999
Total liabilities and stockholders’ equity	$11,723,442	$7,594,022

BIOMARIN PHARMACEUTICAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2026 and 2025
(In thousands of U.S. dollars)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$150,289	$426,218
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	114,049	40,632
Non-cash interest expense	27,912	1,320
Stock-based compensation	119,152	85,231
Impairment of assets	—	2,967
Deferred income taxes	2,261	61,771
Unrealized foreign exchange gains	(4,046)	(5,306)
Other	(5,534)	(4,633)
Changes in operating assets and liabilities, net of effects of business acquired:
Accounts receivable, net	(46,005)	(156,124)
Inventory	12,334	(72,462)
Other current assets	(23,589)	(15,092)
Other assets	9,005	(13,505)
Accounts payable and accrued liabilities	26,265	3,111
Other long-term liabilities	6,667	5,537
Net cash provided by operating activities	388,760	359,665
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(49,739)	(33,869)
Maturities and sales of investments	767,277	195,738
Purchases of investments	(25,792)	(202,433)
Purchase of intangible assets	(5,433)	(266)
Acquisition of Amicus, net of cash acquired	(5,067,630)	—
Other	4,966	—
Net cash used in investing activities	(4,376,351)	(40,830)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of awards under equity incentive plans	6,655	7,707
Taxes paid related to net share settlement of equity awards	(39,504)	(51,089)
Proceeds from borrowings	3,650,000	—
Payments of debt issuance costs	(65,604)	—
Net cash provided by (used in) financing activities	3,551,547	(43,382)
Effect of exchange rate changes on cash	(1,630)	(4,479)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(437,674)	270,974
Cash and cash equivalents:
Beginning of period	$1,311,679	$942,842
End of period	$874,005	$1,213,816

Non-GAAP Information
The results presented in this press release include both GAAP information and Non-GAAP information. Non-GAAP Income is defined by the company as GAAP Net Income (Loss) excluding amortization, stock-based compensation expense and, in certain periods, certain other specified items, as detailed below when applicable. The company also includes a Non-GAAP adjustment for the estimated tax impact of the reconciling items. Non-GAAP Cost of Sales (COS), Non-GAAP R&D expenses and Non-GAAP Selling, General and Administrative (SG&A) expenses are defined by the company as GAAP COS, GAAP R&D expenses and GAAP SG&A expenses, respectively, excluding stock-based compensation expense and, in certain periods, certain other specified items, as detailed below when applicable. Non-GAAP Operating Margin percentage is defined by the company as GAAP Income (Loss) from Operations, excluding amortization of intangible assets, stock-based compensation expense and, in certain periods, certain other specified items, divided by GAAP Total Revenues. Non-GAAP Diluted EPS is defined by the company as Non-GAAP Income divided by Non-GAAP Weighted-Average Diluted Shares Outstanding. Non-GAAP Weighted-Average Diluted Shares Outstanding is defined by the company as GAAP Weighted-Average Diluted Shares Outstanding, adjusted to include any common shares issuable under the company’s equity plans or convertible debt in periods when they are dilutive under Non-GAAP. Projected Gross Leverage is defined by the company as undiscounted debt (total debt excluding unamortized discount and deferred offering costs) as of the balance sheet date divided by 4 quarter projected Non-GAAP Adjusted EBITDA. Non-GAAP Adjusted EBITDA is defined by the company as GAAP Income (or Loss) from Operations excluding the impact of depreciation, amortization and stock-based compensation expense. Non-GAAP synergies is defined by the company as Amicus’ legacy labor and external spend cost reductions, excluding the impact of stock-based compensation.
BioMarin regularly uses both GAAP and Non-GAAP results and expectations internally to assess its financial operating performance and evaluate key business decisions related to its principal business activities: the discovery, development, manufacture, marketing and sale of innovative biologic therapies. BioMarin also uses Non-GAAP Income internally to understand, manage and evaluate its business and to make operating decisions, and compensation of executives is based in part on this measure. Because these Non-GAAP metrics are important internal measurements for BioMarin, the company believes that providing this information in conjunction with BioMarin’s GAAP information enhances investors’ and analysts’ ability to meaningfully compare the company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the company’s principal business.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to comparable GAAP measures and should be read in conjunction with the consolidated financial information prepared in accordance with GAAP. Investors should note that the Non-GAAP information is not prepared under any comprehensive set of accounting rules or principles and does not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these Non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its Non-GAAP financial measures; likewise, the company may in the future cease to exclude items that it has historically excluded for purposes of its Non-GAAP financial measures. Because of the non-standardized definitions, the Non-GAAP financial measure as used by BioMarin in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
The following tables present the reconciliation of GAAP reported to Non-GAAP adjusted financial information:

Reconciliation of GAAP Reported Information to Non-GAAP Information (1)
(In millions of U.S. dollars, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

GAAP Reported Net Income	$45	$241	$150	$426
Adjustments
Stock-based compensation expense - COS	5	4	9	6
Stock-based compensation expense - R&D	16	14	28	26
Stock-based compensation expense - SG&A(2)	55	30	83	53
Amortization of intangible assets	73	5	78	10
Amortization of acquired inventory step-up(3)	12	—	12	—
Acquisition-related costs(3)	84	—	84	—
Severance costs (4)	3	—	12	—
Loss on investments (5)	—	—	—	3
Income tax effect of adjustments	(57)	(11)	(70)	(22)
Non-GAAP Income	$236	$282	$385	$502

	Three Months Ended June 30,
	2026			2025
	COS	R&D	SG&A	COS	R&D	SG&A

GAAP expenses	$203	$207	$396	$150	$161	$232
Adjustments
Stock-based compensation expense(2)	(5)	(16)	(55)	(4)	(14)	(30)
Amortization of acquired inventory step-up(3)	(12)	—	—	—	—	—
Acquisition-related costs (3)	—	—	(84)	—	—	—
Severance costs (4)	—	—	(3)	—	—	—
Non-GAAP expenses	$186	$191	$253	$146	$147	$203

	Six Months Ended June 30,
	2026			2025
	COS	R&D	SG&A	COS	R&D	SG&A

GAAP expenses	$398	$386	$654	$302	$320	$438
Adjustments
Stock-based compensation expense(2)	(9)	(28)	(83)	(6)	(26)	(53)
Amortization of acquired inventory step-up(3)	(12)	—	—	—	—	—
Acquisition-related costs (3)	—	—	(84)	—	—	—
Severance costs (4)	—	—	(12)	—	—	—
Non-GAAP expenses	$378	$358	$475	$295	$294	$385

	Three Months Ended June 30,				Six Months Ended June 30,
	2026	Percent of GAAP Total Revenue	2025	Percent of GAAP Total Revenue	2026	Percent of GAAP Total Revenue	2025	Percent of GAAP Total Revenue

GAAP Income from Operations	$111	11.2%	$277	33.5%	$241	13.7%	$501	31.9%
Adjustments
Stock-based compensation expense(2)	76	7.7	48	5.8	120	6.8	85	5.4
Amortization of intangible assets	73	7.4	5	0.6	78	4.4	10	0.6
Amortization of acquired inventory step-up(3)	12	1.2	—	—	12	0.7	—	—
Acquisition-related costs (3)	84	8.5	—	—	84	4.8	—	—
Severance costs (4)	3	0.3	—	—	12	0.7	—	—
Non-GAAP Income from Operations	$360	36.4%	$329	39.9%	$545	31.0%	$596	37.9%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

GAAP Diluted EPS	$0.23	$1.23	$0.77	$2.19
Adjustments
Stock-based compensation expense(2)	$0.38	$0.24	0.60	0.43
Amortization of intangible assets	$0.37	$0.03	0.39	0.05
Amortization of acquired inventory step-up(3)	$0.06	$—	0.06	—
Acquisition-related costs(3)	$0.42	$—	0.42	—
Severance costs (4)	$0.02	$—	0.06	—
Loss on investments (5)	$—	$—	—	0.02
Income tax effect of adjustments	$(0.29)	$(0.06)	(0.35)	(0.11)
Non-GAAP Diluted EPS	$1.20	$1.44	$1.96	$2.57

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

GAAP Weighted-Average Diluted Shares Outstanding	194.5	197.1	194.1	196.6
Adjustments
Common stock issuable under company’s convertible debt (6)	4.4	—	4.4	—
Non-GAAP Weighted-Average Diluted Shares Outstanding	198.9	197.1	198.5	196.6

(1)    Certain amounts may not sum or recalculate due to rounding.
(2)     Stock-based compensation expense recorded in SG&A for the three and six months ended June 30, 2026, includes approximately $13 million related to the post-combination service period for unvested Amicus stock options.
(3)    These amounts represent costs resulting from the Amicus acquisition that closed on April 27, 2026. Acquisition-related costs were included in SG&A and consisted of severance, transaction and integration costs. Amortization of acquired inventory step-up was included in COS.
(4)    These amounts were included in SG&A and represent charges for severance in connection with the company’s plan to simplify its organizational design and strategic initiatives in the first and second quarters of 2026.
(5)    Represents impairment loss on non-marketable equity securities recorded in Other income, net, in the first quarter of 2025.
(6)    Common stock issuable under the company’s convertible debt were excluded from the computation of GAAP Weighted-Average Diluted Shares Outstanding for the three and six months ended June 30, 2026 as they were anti-dilutive.

Amicus Therapeutics, Inc. (1)
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(Unaudited)

Twelve Months Ended
December 31, 2025

Total operating expenses - as reported GAAP	$528,492
Research and development:
Share-based compensation	12,156
Selling, general and administrative:
Share-based compensation	75,254
Loss on impairment of assets	1,702
Depreciation and amortization	7,460
Total operating expense adjustments to reported GAAP	96,572
Total operating expenses - as adjusted	$431,920

(1)The above historical reconciliation is reproduced from Amicus’ earnings release furnished as Exhibit 99.1 to its Current Report on Form 8-K dated February 20, 2026 and reflects Amicus’ historical definitions of the applicable non-GAAP measures.